Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-82453 on Form S-3 and No. 333-138703 on Form S-8 of our report dated March 15, 2016, relating to the consolidated financial statements of ACRE Realty Investors Inc. (formerly known as Roberts Realty Investors, Inc.) appearing in this Annual Report on Form 10-K of ACRE Realty Investors Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

New York, NY

March 15, 2016